UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2020

B. RILEY FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37503	27-0223495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 21255 Burbank Boulevard, Suite 400

Woodland Hills, California 91367

818-884-3737

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	RILY	Nasdaq Global Market
Depositary Shares (each representing a 1/1000th interest in a 6.875% Series A Cumulative Perpetual Preferred Share, par value $0.0001 per share)	RILYP	Nasdaq Global Market
7.25% Senior Notes due 2027	RILYG	Nasdaq Global Market
7.50% Senior Notes due 2027	RILYZ	Nasdaq Global Market
7.375% Senior Notes due 2023	RILYH	Nasdaq Global Market
6.875% Senior Notes due 2023	RILYI	Nasdaq Global Market
6.75% Senior Notes due 2024	RILYO	Nasdaq Global Market
6.50% Senior Notes due 2026	RILYN	Nasdaq Global Market
6.375% Senior Notes due 2025	RILYM	Nasdaq Global Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Limited Guaranty

On May 14, 2020, B. Riley Financial, Inc. (“we”, “our” or the “Company”) entered into an amended and restated credit agreement (the “A&R Credit Agreement”) with Babcock & Wilcox Enterprises, Inc. (the “Borrower”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and lender and the other lenders party thereto. The A&R Credit Agreement amends and restates in its entirety the existing credit agreement, dated as of May 11, 2015 (as amended from time to time, the “Amended Credit Agreement”), among the Borrower, the Company, the Administrative Agent and the other lenders party thereto. Under the A&R Credit Agreement, the Company has, among other things, committed to provide the Borrower with up to $70.0 million of additional last out term loans on the same terms as the term loans extended under the Amended Credit Agreement, with $30.0 million of this funded upon execution of the A&R Credit Agreement and the remaining to be funded in installments, subject to reduction for the gross proceeds from certain equity offerings conducted by the Borrower.

In connection with the A&R Credit Agreement, the Company agreed to enter into a limited guaranty for the benefit of the Administrative Agent and the other lenders under the revolving credit facility (the “Limited Guaranty”). The Limited Guaranty provides for the guarantee of all of the Borrower’s obligations with respect to the revolving credit facility (other than with respect to letters of credit and contingent obligations), including the obligation to repay outstanding revolving credit loans and pay earned interest and fees. Guarantee events under the Limited Guaranty consist of: (i) the Company’s failure to timely fund in full any of its additional last out term loans committed under the A&R Credit Agreement; (ii) certain events of default relating to bankruptcy or insolvency occurring with respect to the Company; (iii) the acceleration of the Borrower’s borrowings under the revolving credit facility; (iv) the Borrower’s failure to pay any amount due to the Administrative Agent or any lender under the revolving credit facility; or (v) any assertion that the Limited Guaranty or any portion thereof is not valid, binding or enforceable.

The foregoing description of the Limited Guaranty is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Limited Guaranty.

Termination of Backstop Commitment Letter

As part of the entry into the A&R Credit Agreement and the related transactions, the backstop letter provided by the Company on January 31, 2020 in connection with Amendment No. 20 to the Amended Credit Agreement was terminated. The foregoing description is only a summary and is qualified in its entirety by reference to the full text of the agreement terminating the backstop letter (the “Backstop Termination Letter”).

Item 1.02 Termination of a Material Definitive Agreement

The information regarding the Backstop Termination Letter set forth in Item 1.01 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information regarding the Limited Guaranty Agreement set forth in Item 1.01 is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 15, 2020	B. RILEY FINANCIAL, INC.

	By:	/s/ Phillip J. Ahn
		Name:	Phillip J. Ahn
		Title:	Chief Financial Officer and Chief Operating Officer

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